AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 1, 2009 - June 30, 2009

  Underwriter    Commission,
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Core Bond (Blackrock Sleeve) Portfolio 02/12/09 JPMorgan Securities Inc. $1,100,000 $1,250,000,000 $99.613 0.996% Cox Communications Inc Williams Capital Group LP

Multimanager Core Bond (Blackrock Sleeve) Portfolio 02/26/09 JPMorgan Securities Inc. $1,195,000 $2,000,000,000 $99.567 0.45% Abbot Laboratories Williams Capital Group LP

Multimanager Core Bond (Blackrock Sleeve) Portfolio 02/26/09 Barclays Capital Inc. $2,720,000 $1,500,000,000 $99.994 0.25% Chevron Corporation Williams Capital Group LP

Multimanager Core Bond (Blackrock Sleeve) Portfolio 02/26/09 JPMorgan Securities Inc. $7,590,000 $15,000,000,000 $99.897 0.0625% Fannie Mae Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 02/26/09 JPMorgan Securities Inc. $105,000,000 $15,000,000,000 $99.897 0.875 Fannie Mae Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 03/17/09 JPMorgan Securities Inc. $3,425,000 $3,000,000,000 $99.875 0.35% Pfizer Inc Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 03/19/09 Citigroup Global Markets Inc. $3,225,000 $1,000,000,000 $99.778 0.35% United Parcel Services Inc Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 04/28/09 Morgan Stanley & Co Inc. $2,000,000 $500,000,000 $100.00 0.30% Northern Trust Corp. Williams Capital Group LP

Multimanager High Yield (SSGA Sleeve) Portfolio 04/28/09 Morgan Stanley & Co Inc. $2,000,000 $500,000,000 $100.00 0.30% Northern Trust Corp. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 04/29/09 Goldman Sachs & Co. $1,000,000 $600,000,000 $99.82 2.75 Florida Gas Transmission Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 04/29/09 Goldman Sachs & Co. $2,000,000 $2,000,000,000 $99.93 0.35% Goldman Sachs Group Inc. Williams Capital Group LP

Multimanager High Yield (SSGA Sleeve) Portfolio 04/29/09 Goldman Sachs & Co. $1,000,000 $600,000,000 $99.82 2.75 Florida Gas Transmission Williams Capital Group LP

Multimanager High Yield (SSGA Sleeve) Portfolio 04/29/09 Goldman Sachs & Co. $2,000,000 $2,000,000,000 $99.93 0.35% Goldman Sachs Group Inc. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/06/09 Goldman Sachs & Co. $5,000,000 $2,000,000,000 $99.89 0.325% General Electric Capital Co. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/06/09 Goldman Sachs & Co. $5,000,000 $2,000,000,000 $99.89 0.325% General Electric Capital Co. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/07/09 Banc of America Securities, LLC $10,000,000 $1,000,000,000 $99.56 0.875% The Dow Chemical Co. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/07/09 Morgan Stanley & Co Inc. $7,000,000 $1,750,000,000 $99.69 0.60% The Dow Chemical Co. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/07/09 Citigroup Global Markets Inc. $9,000,000 $3,250,000,000 $99.79 0.65% The Dow Chemical Co. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/07/09 Banc of America Securities, LLC $10,000,000 $1,000,000,000 $99.56 0.875% The Dow Chemical Co. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/07/09 Citigroup Global Markets Inc. $9,000,000 $3,250,000,000 $99.79 0.65% The Dow Chemical Co. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/07/09 Morgan Stanley & Co Inc. $7,000,000 $1,750,000,000 $99.69 0.60% The Dow Chemical Co. Williams Capital Group LP

Multimanager Aggressive Equity (Marsico Sleeve) Portfolio 05/08/09 Barclays Capital, Inc. $440,000,000 $7,502,000,000 $22.00 $0.517 Wells Fargo Corp. Williams Capital Group LP

Multimanager Large Cap Value (ICAP Sleeve) Portfolio 05/08/09 J.P. Morgan Securities, Inc. $60,500,000 $7,502,000,000 $22.00 $0.2772 Wells Fargo Corp. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/11/09 Barclays Capital, Inc. $1,500,000 $700,000,000 $99.73 0.65% The Allstate Corp. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/11/09 Barclays Capital, Inc. $1,500,000 $700,000,000 $99.73 0.65% The Allstate Corp. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/12/09 Citigroup Global Markets Inc. $3,000,000 $750,000,000 $99.78 0.625% Sempra Energy  Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/12/09 J.P. Morgan Securities, Inc. $5,000,000 $750,000,000 $99.29 0.625% Occidental Petroleum Corp. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/12/09 J.P. Morgan Securities, Inc. $5,000,000 $750,000,000 $99.29 0.625% Occidental Petroleum Corp. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/13/09 Banc of America Securities, LLC $6,000,000 $1,250,000,000 $98.84 0.35% American Express Co. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio (formerly, Multimanager High Yield Portfolio) 05/13/09 Banc of America Securities, LLC $6,000,000 $1,750,000,000 $98.68 0.45% American Express Co. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/13/09 Banc of America Securities, LLC $6,000,000 $1,250,000,000 $98.84 0.35% American Express Co. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 05/13/09 Banc of America Securities, LLC $6,000,000 $1,750,000,000 $98.68 0.45% American Express Co. Williams Capital Group LP

Multimanager Small Cap Growth (Wells Fargo A Sleeve) Portfolio 05/19/09 Morgan Stanley & Co Inc. $11,048,850 $595,740,000 $21.50 $0.80625 MSCI, Inc. Wachovia Securities

Multimanager Core Bond (BlackRock Sleeve) Portfolio 05/26/09 Barclays Capital, Inc. $525,000 $1,250,000,000 $99.76 0.45% Metlife, Inc. Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 05/28/09 Merrill Lynch $50,000,000 $273,500,000 $98.404 0.549% New Jersey Transportation Trust Fund Authority PNC Capital Markets LLC

Multimanager Large Cap Growth (T.Rowe Sleeve) Portfolio 06/01/09 Goldman Sachs & Co. $25,250,000 $500,000,020 $25.25 $0.4545 American Express Co. Williams Capital Group LP

Multimanager Core Bond  (BlackRock Sleeve) Portfolio 06/22/09 J.P. Morgan Securities, Inc. $2,260,000 $1,000,000,000 $99.598 0.35% Merck & Co., Inc. Williams Capital Group LP